                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Peptide Therapeutics Group plc on Form F-4 of our report, dated March 27, 1998, on our audits of the consolidated financial statements of OraVax, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997.

We also consent to the inclusion in this registration statement of our report, dated March 27, 1998, on our audits of the combined financial statements of OraVax Merieux Co. and Merieux OraVax Co. (both development stage enterprises) as of December 31, 1996 and 1997 and for the period from inception (March 31, 1995) through December 31, 1995 and for the years ended December 31, 1996 and 1997.

We also consent to the references to our firm under the caption "Experts."



                                              /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
February 9, 1999